UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2021

TUATARA CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40049	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Third Avenue, 8th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 460-7522

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TCAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50 per share	TCACU	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. Tuatara Capital Acquisition Corporation (the “Company”) has previously classified its private placement warrants and public warrants as equity.

Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended Annual Report and the Quarterly Report as soon as reasonably practicable.

On May 28, 2021, the Company received a notice (the “Notice”) from The Nasdaq Stock Exchange LLC (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report, the Company no longer complies with the continued listing requirements set forth in Section 5250(c) of The Nasdaq Stock Market LLC Rules.

The Notice advises that under the Nasdaq’s rules, the Company will have six months from the date on which the notice was received to submit a plan of compliance or file its Quarterly Report. The Company can regain compliance with the Nasdaq listing standards during this six-month period by submitting a plan of compliance that is approved or when the Company files its Quarterly Report with the SEC. If the Company fails to submit a plan of compliance or file its Quarterly Report within such six-month period, the Nasdaq may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the Nasdaq under the symbols “TCACU”, “TCAC” and “TCACW.”

The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq, subject to the Company’s compliance with other applicable continued listing requirements.

Item 8.01. Other Events.

On May 28, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release, dated May 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021

TUATARA CAPITAL ACQUISITION CORPORATION

By:	/s/ Albert Foreman
Name:	Albert Foreman
Title:	Chief Executive Officer